RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           JEVIC TRANSPORTATION, INC.

    (Pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act)

FIRST:      The name of the Corporation is

            JEVIC TRANSPORTATION, INC.


SECOND:     The Corporation's registered office is located at 600 Creek Road,
Delanco, NJ 08075. The Corporation's registered agent at such address is Harry
J. Muhlschlegel.


THIRD:      The nature of the business, or objects or purposes to be
transacted, promoted or carried on, are: to engage in any lawful act or activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, N.J.S. ss.14A:1-1 et seq. (the "New Jersey Act").


FOURTH:     The total number of shares of all classes of stock which the
Corporation shall have the authority to issue is 60,000,000, of which 50,000,000 shares having no par value are to be of a class designated Common Equity, consisting of 40,000,000 shares of a series designated Common Stock and 10,000,000 shares of a series designated Class A Common Stock, subject to the provisions of paragraph 3.4 below, and 10,000,000 shares having no par value are to be of a class designated Preferred Stock.

            Immediately upon the acceptance for filing by the Secretary of State of the State of New Jersey of this Restated Certificate of Incorporation, without further action on the part of the Board of Directors or shareholders of the Corporation, each issued and outstanding share of Class A Common Stock of the Corporation shall be automatically reclassified as and converted into 34,291 shares of Class A Common Stock and each issued and outstanding share of Common Stock of the Corporation shall automatically reclassified as and converted into 34,291 shares of Common Stock (the "Reclassification").

            The following is a statement of the relative rights, preferences and limitations of the shares of each class of stock of the Corporation. In this Article Fourth, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of stock is intended to refer solely to the specified section or paragraph of the other provisions relating to the same class of stock.


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


COMMON EQUITY

         1.  Dividends.

                  1.1. After the payment or setting apart for payment of any dividends or distributions to be made to holders of any outstanding Preferred Stock, the holders of shares of the Common Stock and Class A Common Stock shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that all such dividends or distributions shall be paid or made in equal amounts, share for share, to the holders of the Common Stock and Class A Common Stock as if a single class, except that (a) in the event that any dividend shall be declared in shares of Common Stock or Class A Common Stock, such dividend shall be declared at the same rate per share on Common Stock and Class A Common Stock, but the dividend payable on shares of Common Stock shall be payable in shares of Common Stock, and the dividend payable on shares of Class A Common Stock shall be payable in shares of Class A Common Stock; and (b) any dividend described in paragraph 1.2 below may be paid as therein described. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock or Class A Common Stock, the outstanding shares of the other such class of stock shall be split, subdivided or combined in the same manner proportionately and on the same basis per share.

                  1.2. In the event the Corporation shall distribute to the holders of the shares of Common Stock and Class A Common Stock the common stock or substantially equivalent equity securities of any subsidiary of the Corporation, the Board of Directors shall have power, but shall not be obligated, to capitalize or recapitalize such subsidiary with classes of common equity having the powers, designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions thereof, corresponding, respectively, insofar as practicable, to those of the Common Stock and the Class A Common Stock, and the Board of Directors of the Corporation shall have the power, but shall not be obligated, to distribute to the holders of shares of the Common Stock, the shares of the subsidiary with rights corresponding to those of the Common Stock, and to distribute to the holders of shares of the Class A Common Stock, the shares of the subsidiary with rights corresponding to those of the Class A Common Stock; provided, that holders of shares of Common Stock and holders of shares of Class A Common Stock shall respectively receive the same number of shares of such subsidiary per share of Common Stock and per share of Class A Common Stock held.

         2. Rights on Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Preferred Stock of the full preferential amounts to which such holders are entitled, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Stock and the holders of Class A Common Stock, as if such classes constituted a single class. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

         3.  Conversion of Class A Common Stock.

                  3.1. The holders of Class A Common Stock shall have the right, at their option, to convert any or all such shares into shares of Common Stock of the Corporation on the following terms and conditions:

                       (i) Each share of Class A Common Stock shall be convertible, at any time, at the office of any transfer agent for shares of Common Stock of the Corporation, and at such other place or places, if any, as the Board of Directors may determine, into one fully paid and nonassessable share of Common Stock of the Corporation upon surrender at such office or other place of the certificate or certificates representing the shares of Class A Common Stock so to be converted. In no event, upon conversion of any shares of Class A Common Stock into shares of Common Stock, shall any allowance or adjustment be made in respect of dividends on the Class A Common Stock or the Common Stock.

                       (ii) Shares of Class A Common Stock shall be deemed to have been converted and the person converting the same shall become a holder of shares of Common Stock for the purpose of receiving dividends and for all other purposes whatsoever as of the date when the certificate or certificates for the shares of Class A Common Stock to be converted are surrendered to the Corporation as provided in paragraph 3.1(v).

                       (iii) A number of shares of Common Stock sufficient to provide, upon the basis hereinbefore set forth, for the conversion of all shares of the Class A Common Stock outstanding shall at all times be reserved by the Corporation for the exercise of the conversion rights of the holders of shares of the Class A Common Stock.

                       (iv) If the Corporation shall, at any time, be consolidated or merged with, or shall sell its property as an entirety or substantially as an entirety to, any other corporation or corporations, or in the event of any recapitalization or reclassification of its shares after the date hereof, proper provisions shall be made as a part of the terms of each such consolidation, merger, sale, recapitalization or reclassification so that the holder of any shares of the Class A Common Stock outstanding immediately prior to such consolidation, merger, sale, recapitalization or reclassification shall thereafter be entitled to and only entitled to conversion rights upon the terms and with respect to such securities of the consolidated, merged or purchasing corporation, or with respect to such securities issued upon such recapitalization or reclassification, as such holder would have been entitled to receive upon such consolidation, merger, sale, recapitalization or reclassification if such holder had exercised the conversion privilege immediately prior thereto. The provisions of this paragraph 3.1(iv) shall similarly apply to successive consolidations, mergers, sales, recapitalizations or reclassifications.


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



                       (v) Before any holder of Class A Common Stock shall be entitled to convert the same into Common Stock, such holder shall surrender its certificate or certificates for such Class A Common Stock to the Corporation at the office of a transfer agent for the Common Stock, or at such other place or places, if any, as the Board of Directors may determine, duly endorsed or accompanied if appropriate by duly executed instruments of transfer and shall give written notice to the Corporation at said office or place that he elects so to convert the shares of Class A Common Stock represented by the certificate or certificates so surrendered. Unless the Common Stock is to be issued in the name of the registered owner of the certificates surrendered, the holder shall state in writing the name or names in which it wishes the certificate or certificates for Common Stock to be issued, and shall furnish all requisite stock transfer and stock issuance tax stamps, or funds therefor. The Corporation shall as soon as practicable after such deposit of certificates for Class A Common Stock, accompanied by the written notice above prescribed, issue and deliver, at the office or place at which such certificates were deposited, to the person for whose account Class A Common Stock was so surrendered, or to such person's nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid.

                  3.2. All outstanding shares of Class A Common Stock shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis (i) at any time after the date hereof when the total number of shares of Class A Common Stock outstanding and reserved for issuance upon exercise of options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock is less than 1,000,000; (ii) if at any time the Board of Directors, in its sole discretion, determines that there has been a material adverse change in the liquidity, marketability, or market value of the outstanding Common Stock due to a delisting of the Common Stock from a national securities exchange or a national over-the-counter listing or due to requirements under applicable state securities laws in any such case attributable to the existence of the Class A Common Stock; or (iii) if the Board of Directors, in its sole discretion, elects to effect a conversion in connection with its approval of any sale or lease of all or substantially all of the Corporation's assets or any merger, consolidation, liquidation or dissolution of the Corporation. In the event of any such automatic conversion, each stock certificate theretofore representing Class A Common Stock will thereafter represent the same number of shares of Common Stock.

                  3.3. The provisions of this paragraph 3 shall be in addition to the provisions of paragraphs 5.1(i)(A)(3), 5.1(ii) and 5.1(iv), which require automatic conversion of Class A Common Stock in the circumstances provided therein.

                  3.4. Shares of the Class A Common Stock converted into Common Stock as provided in paragraph 3.1 shall resume the status of authorized but unissued shares of Class A Common Stock. Upon any automatic conversion of Class A Common Stock into Common Stock pursuant to paragraph 3.2 or paragraph 5, the Class A Common Stock shall no longer be authorized for issuance.


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



         4.  Voting.

                  4.1. Except as otherwise provided by the laws of the State of New Jersey or by this Article Fourth, each share of Common Stock shall entitle the holder thereof to one vote.

                  4.2. Except as otherwise provided by the laws of the State of New Jersey or by this Article Fourth, each share of Class A Common Stock shall entitle the holder thereof to two votes. Except as otherwise provided herein or required by law, holders of Common Stock and Class A Common Stock shall at all times vote on all matters (including the election of directors) together as one class and together with the holders of any other series or class of stock of the Corporation accorded such class voting right.

                  4.3. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and of Class A Common Stock, each voting separately as a class, shall be required to:

                       (i) authorize additional shares of Class A Common Stock;
or

                       (ii) adopt any other amendment hereof that alters or changes the designations or powers or the preferences, qualifications, limitations, restrictions or the relative or special rights of either the Common Stock or the Class A Common Stock so as to affect holders of shares of such class adversely.

         5.  Limitations on Transfer and Issuance of Class A Common Stock.

                  5.1.

                       (i) No person holding any share of Class A Common Stock may transfer, and the Corporation shall not register the transfer of such share of Class A Common Stock or any interest therein, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" of such person. The term "Permitted Transferee" shall mean only,

                              (A) In the case of a holder of Class A Common
                    Stock (a "Holder") who is a natural person and the holder of record and beneficial owner of shares subject to a proposed transfer, "Permitted Transferee" means: (1) the Holder, the spouse of such Holder, any lineal descendant of a grandparent of such Holder, or any spouse of such lineal descendant (herein collectively referred to as "such Holder's Family Members"); (2) the trustee of a trust solely for the benefit of such Holder or such Holder's Family Members, provided that such trust may also grant a general or special power of appointment to one or more of such Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Holder's Family Members payable by reason of the death of any of such Family Members; (3) a corporation if all of the outstanding capital stock of such corporation is beneficially owned by, or a partnership if all of the partners are and all of the partnership interests are beneficially owned by, the Holder and his Permitted Transferees determined under this paragraph 5.1(i)(A), provided that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Holder or his Permitted Transferees, all shares of Class A Common Stock then held by such corporation or partnership shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class A Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; (4) an organization established by the Holder or such Holder's Family Members, contributions to which are deductible for federal income, estate or gift tax purposes; or (5) the executor, administrator or personal representative of the estate of such Holder or the guardian or conservator of such Holder adjudged disabled by a court of competent jurisdiction, acting in his capacity as such.

                              (B) In the case of a Holder holding the shares
                    subject to a proposed transfer as trustee pursuant to a trust (other than a trust described in paragraph 5.1(i)(C) below), "Permitted Transferee" means (1) the person who established such trust and (2) any Permitted Transferee of such person determined pursuant to paragraph 5.1(i)(A) above.

                              (C) In the case of a Holder holding shares subject
                    to a proposed transfer as trustee pursuant to a trust which was irrevocable on the date hereof, "Permitted Transferee" means (1) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise (excluding beneficiaries of any employee benefit plan) and
                    (2) any Permitted Transferee of any such person determined pursuant to paragraph 5.1(i)(A) above.

                              (D) In the case of a Holder which is a corporation
                    or partnership, "Permitted Transferee" means (1) any person who transferred to such corporation or partnership the shares that are the subject of the proposed transfer and (2) any Permitted Transferee of any such person determined under paragraph 5.1(i)(A) above.

                              (E) In the case of a Holder who is the executor,
                    administrator or personal representative of the estate of a deceased Holder, guardian or conservator


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



                    of the estate of a disabled Holder or who is a trustee of the estate of a bankrupt or insolvent Holder, and provided such deceased, disabled, bankrupt or insolvent Holder, as the case may be, was the record and beneficial owner of the shares subject to a proposed transfer, "Permitted Transferee" means a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Holder as determined pursuant to paragraph 5.1(i)(A) or (D) above, as the case may be.

                       (ii) Notwithstanding anything to the contrary set forth herein, any holder of Class A Common Stock may pledge his shares of Class A Common Stock to a pledgee which is not a Permitted Transferee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class A Common Stock shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis, unless within five business days after such foreclosure or similar event such pledged shares are returned to the pledgor or transferred to a Permitted Transferee of the pledgor.

                       (iii) For purposes of this paragraph 5.1:

                              (A) The relationship of any person that is derived
                    by or through legal adoption shall be considered a natural one.

                              (B) Each joint owner of shares of Class A Common
                    Stock shall be considered a Holder of such shares.

                              (C) A minor for whom shares of Class A Common
                    Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Holder of such shares.

                              (D) Unless otherwise specified, the term "person"
                    means both natural persons and legal entities.

                       (iv) Any purported transfer of Class A Common Stock other than to a Permitted Transferee shall automatically, without any further act or deed on the part of the Corporation or any other person, result in the conversion of such shares into shares of Common Stock on a share-for-share basis, effective on the date of such purported transfer. The Corporation may, as a condition to transfer or registration of transfer of shares of Class A Common Stock to a purported Permitted Transferee, require that the record holder establish to the satisfaction of the Corporation, by filing with the transfer agent an appropriate affidavit or certificate or such other proof as the Corporation shall deem necessary, that such transferee is a Permitted Transferee.


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



                  5.2. Anything in this Article Fourth to the contrary notwithstanding, no share of Class A Common Stock may be held of record but not beneficially by a broker or dealer in securities, a bank or voting trustee or a nominee of any such, or otherwise held of record but not beneficially by a nominee of the beneficial owner of such share (any such form of holding being referred to herein as holding in "street" or nominee name).

                  5.3. The Corporation shall note on the certificates representing the shares of Class A Common Stock that there are restrictions on transfer and registration of transfer imposed by paragraphs 5.1 and 5.2.

                  5.4. (i) For purposes of this paragraph 5, "beneficial ownership" shall mean possession of the power to vote or to direct the vote and to dispose of or to direct the disposition of the share of Class A Common Stock in question, and a "beneficial owner" of a share of Class A Common Stock shall be the person having beneficial ownership thereof.

                       (ii) The Board of Directors may, from time to time, establish practices and procedures and promulgate rules and regulations, in addition to those set forth in this Article Fourth, and amend or revoke any such, regarding the evidence necessary to establish entitlement of any transferee or purported transferee of Class A Common Stock to be registered as such. Should the transferee or purported transferee of any share wish to contest any decision of the Corporation on the question whether the transferee or purported transferee has established entitlement to be registered as a transferee of Class A Common Stock, then the Board of Directors shall in its sole discretion make the final determination.

         6.  Other Matters.

                  6.1. In case the Corporation shall at any time issue to the holders of its shares of Common Stock as such options or rights to subscribe for shares of Common Stock (including shares held in the Corporation's treasury) or any other security (whether of the Corporation or otherwise), the Corporation shall issue such options or rights to the holders of the Class A Common Stock in the respective amounts equal to the amounts that such holders would have been entitled to receive had their respective shares of Class A Common Stock been converted into Common Stock on the day prior to the date for the determination of the holders of Common Stock entitled to receive such options or rights.

                  6.2. In any distribution of stock of any other corporation or any merger, consolidation, reorganization or other business combination involving the Company, the consideration to be received per share by holders of either Common Stock or Class A Common Stock shall be identical to that received by holders of the other class of Common Equity.


PREFERRED STOCK


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


                  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of New Jersey (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                       (i) the designation of the series, which may be by distinguishing number, letter or title;

                       (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                       (iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

                       (iv) the dates at which dividends, if any, shall be payable;

                       (v) the redemption rights and price or prices, if any, for shares of the series;

                       (vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                       (vii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                       (viii) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

                       (ix) restrictions on the issuance of shares of the same series or of any other class or series; and

                       (x) the voting rights, if any, of the holders of shares of the series.

            Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock and the Class A Common Stock shall have the exclusive


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


right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the votes entitled to be cast by the holders of a majority of the outstanding Common Stock and Class A Common Stock, voting as one class, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

            The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


FIFTH:      Subject to the rights of the holders of any series of Preferred
Stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board, but shall not be less than one or greater than nine. A director need not be a shareholder.

            The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1998, another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1999, and another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2000. Members of each class shall hold office until their successors are elected and shall have qualified. At each annual meeting of the shareholders of the Corporation, commencing with the 1998 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

            Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the shareholders unless there are no directors remaining on the Board of Directors. Any director so chosen (a "vacancy director") shall be a director of the same class as the director


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



whose vacancy he or she fills. Such vacancy director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The shareholders shall thereupon elect a director to fill the vacancy having been temporarily filled by the vacancy director, which individual may include the incumbent vacancy director. The director so elected shall be a director of the same class as the vacancy director and shall serve until the annual meeting of shareholders at which the term of office of such class expires and until such director's successor shall have been duly elected and qualified.

            Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent (80%) of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

            No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders as a director, except for any breach of duty based on an act or omission (i) in breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such director of an improper personal benefit. As used in this paragraph, an act or omission in breach of a director's duty of loyalty means an act or omission which that person know or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he has a material conflict of interest. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the shareholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification. If the New Jersey Act is amended after the filing of the Restated Certificate of Incorporation of which this Article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Act as so amended.


SIXTH:      Election of directors need not be by written ballot unless a shareholder demands election by ballot at the election and before voting begins.


SEVENTH:    Any action required or permitted to be taken by the shareholders shall be taken only at an annual or special meeting of such shareholders or by unanimous written consent pursuant to ss.14A:5-6(1) of the New Jersey Act (or any successor provision), and specifically shall not be taken upon the written consent of less than all shareholders pursuant to ss.14A:5-6(2) of the New Jersey Act (or any successor provision). Special meetings of the shareholders for any purpose or purposes shall be called only by the Chairman of the Board or the President of the Corporation or upon a resolution adopted by a majority of the entire Board of Directors of the Corporation.


EIGHTH:

         1. Amendment of Certificate of Incorporation. From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the New Jersey Act may be added or inserted, and all rights at any time conferred upon the shareholders of the Corporation by its Certificate of Incorporation are granted subject to the provisions of this Article Eighth. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal Article Fifth, Article Seventh or this Article Eighth or adopt any provision inconsistent with any of the foregoing articles.

         2. By-laws. The Board of Directors is expressly authorized to make, alter, amend and repeal the by-laws of the Corporation, in any manner not inconsistent with the laws of the State of New Jersey or the Certificate of Incorporation, subject to the power of the holders of the Capital Stock to alter or repeal the by-laws made by the Board of Directors.

NINTH:      The names and addresses of the directors constituting the current
Board of Directors of the Corporation are as follows:

Harry J. Muhlschlegel        Karen B. Muhlschlegel          Paul J. Karvois
4 Stags Leap Court           4 Stags Leap Court             12 Glenforest Drive
Tabernacle, NJ 08088         Tabernacle, NJ 08088           Voorhees, NJ 08043

TENTH:      The name and address of the incorporator is:

Harry J. Muhlschlegel
4 Stags Leap Court
Tabernacle, NJ 08088


         IN WITNESS WHEREOF, said JEVIC TRANSPORTATION, INC. has caused this instrument to be signed by its Chief Executive Officer and attested to by its Secretary, this 3rd day of October, 1997.

                                     JEVIC TRANSPORTATION, INC.

                                     By: /s/ Harry J. Muhlschlegel
                                         ---------------------------------
                                         Harry J. Muhlschlegel
                                         Chief Executive Officer

ATTEST

By: /s/ Karen B. Muhlschlegel
    ------------------------------------
    Karen B. Muhlschlegel
    Secretary


                                      -12-

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